     VANGUARD ETF SHARES AUTHORIZED PARTICIPANT AGREEMENT BANK OF NEW YORK MELLON VERSION

     This Authorized Participant Agreement (the “Agreement”) is entered into by and between Vanguard Marketing Corporation (the “Distributor”) and __________________ _______________________ (the “Participant”) and is subject to acceptance by Bank of New York Mellon (the “Bank”), an index receipt agent for the ETF Shares listed in Annex I to the Agreement.

     The Distributor, acting on an agency basis, is the principal underwriter of the class of shares known as “ETF Shares” issued by the registered investment companies listed in Annex I to the Agreement (each, a “Trust”; each series of a Trust, a “Fund”). The Bank serves as each Trust’s agent to provide certain transfer agency services for the ETF Shares of each Fund; to act as index receipt agent, as such term is defined in the rules of the National Securities Clearing Corporation (“NSCC”); and to provide custody services under the terms of a custody agreement. The Distributor, Bank, and Participant acknowledge and agree that the Trusts and the Funds listed in Annex I to the Agreement shall be third party beneficiaries of this Agreement and shall receive the benefits contemplated by this Agreement.

     The process by which a Participant purchases and redeems ETF Shares from a Fund is described in detail in the Fund’s statement of additional information (“SAI”), which is incorporated by reference into the Fund’s ETF Shares prospectus. (Hereafter, the two documents are referred to collectively as the “Prospectus.”). The discussion of the purchase and redemption process in this Agreement is modified as necessary by reference to the more complete discussion in the SAI. References to the Prospectus are to the then-current Prospectus as it may be supplemented or amended from time to time. Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

     The ETF Shares of a Fund may be purchased or redeemed directly from the Fund only in aggregations of a specified number, known as a “Creation Unit.” The number of ETF Shares presently constituting a Creation Unit of each Fund is set forth in Annex I. Creation Units of ETF Shares may be purchased only by or through an “Authorized Participant,” i.e., an entity that is a participant in the Depository Trust Company (“DTC”) and that has entered into an Authorized Participant Agreement with the Distributor.

     To purchase a Creation Unit, a Participant generally must deliver to the Fund a designated basket of specified securities (the “Deposit Securities”) and an amount of cash computed as described in the Prospectus (the “Balancing Amount”), plus a purchase transaction fee as described in the Prospectus (the “Transaction Fee”). The Balancing Amount and the Transaction Fee are referred to collectively as the “Cash Component.” The Fund may permit or require the substitution of an amount of cash to be added to the Cash Component to replace any Deposit Security. Typically, the Cash Component is paid by the Participant to the Fund. However, if the Balancing Amount is negative and is larger than the Transaction Fee, then the Cash Component will be paid by the Fund to the Participant.

BNY Mellon AP Agreement – Aug 2017

Authorized Participant Agreement

     To redeem a Creation Unit, a Participant generally must tender to the Fund the number of Vanguard ETF Shares specified in Annex I. In return, the Participant will receive a designated basket of securities (the “Redemption Securities”). The Cash Component of a redemption consists of the Balancing Amount minus the Transaction Fee. Depending on the amount of the Balancing Amount, the Cash Component may be paid by the Participant to the Fund or vice-versa.

     Certain Funds may, in their sole discretion, accept collateral in anticipation of the delivery of all or a portion of the Deposit Securities (in the case of a creation) or Vanguard ETF Shares (in the case of a redemption). See Annex VI.

     This Agreement is intended to set forth the procedures by which the Participant may purchase and/or redeem Creation Units of ETF Shares (i) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “NSCC Clearing Process,” or (ii) outside the NSCC Clearing Process. This Agreement also sets forth the procedures by which the Participant may purchase and/or redeem Creation Units of ETF Shares of those Funds whose portfolio securities trade on securities markets outside the United States through the DTC and international sub-custodians. The procedures for processing an order to purchase ETF Shares (a “Purchase Order”) and an order to redeem ETF Shares (a “Redemption Order”) are described in the Fund’s Prospectus and in Annexes II and VII to this Agreement.

     The parties hereto, in consideration of the premises and of the mutual agreements contained herein, agree as follows:

1.	Purchase and Redemption Orders
(a) All Purchase Orders and Redemption Orders shall be made in accordance with the
terms	of the Prospectus and this Agreement and the Annexes hereto (including, if applicable,

Annex VI). The Funds reserve the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant agrees to comply with such procedures as it may receive from time to time. It is contemplated that the phone lines used by the Vanguard ETF telephone representatives will be recorded, and the Participant hereby consents to the recording of all calls with these representatives. The Distributor shall permit the Participant to listen to recordings of such calls upon reasonable request by the Participant, unless such recordings have been erased or destroyed prior to receipt of such request in the normal course of business in accordance with the Distributor’s general recordkeeping policies and procedures. The Participant shall be responsible for any and all expenses and costs incurred by a Fund in connection with any Purchase or Redemption Orders.

     (b) The Participant acknowledges and agrees that the placement of a Purchase Order or Redemption Order shall be irrevocable. The Fund and the Distributor on behalf of the Fund reserve the right to reject any Purchase Order, as more fully described in Annexes II and VII, and to reject any Redemption Order that is not in “proper form” as described in the SAI.

Authorized Participant Agreement

     (c) Each Business Day, as that term is defined in the SAI, the Distributor will make available the names and amounts of Deposit Securities to be included in the creation basket for each Fund on the next Business Day and, if different, the names and amounts of Redemption Securities that a Participant will receive as in-kind redemption proceeds. Purchase and Redemption Orders may be submitted only on Business Days.

     (d) The Participant understands and agrees that residents of Australia and New Zealand are entitled to receive only cash upon redemption of a Creation Unit of Vanguard ETF Shares. Accordingly, the Participant agrees that it will not tender a redemption request on behalf of a Beneficial Owner who is a resident of Australia or New Zealand.

2.	Clear Title to Transferred Securities
(a) The Participant represents on behalf of itself and any party for which it acts that upon
delivery	of a portfolio of Deposit Securities to the Bank and/or the relevant sub-custodian,

the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, duties imposed on the transfer of assets, and encumbrances, and not subject to any adverse claims, including without limitation any restrictions upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Purchase Order; or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction. In particular, the Participant represents on behalf of itself and any party for which it acts that no such securities are “restricted securities” as that term is used in Rule 144(a)(3)(i) under the 1933 Act.

     (b) The Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Unit of ETF Shares of any Fund unless it first ascertains that it, or any party for which it is acting, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of the Fund’s ETF Shares, and that such ETF Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such ETF Shares to the Fund. The Participant understands and agrees that in the event ETF Shares (or collateral of equivalent value, if permitted) are not transferred, the Redemption Order trade may be broken by the Fund and the Participant will be solely responsible for all costs incurred by the Fund and/or the Distributor related to breaking the trade. The Distributor will only process Redemption Orders upon verification from the Bank of the Fund’s receipt of such ETF Shares or collateral.

3.	Cash Component

The Participant hereby agrees that in connection with a Purchase Order or Redemption

Order, whether for itself or any party for which it acts, if the Cash Component is payable to

Authorized Participant Agreement

the Fund, it will make available to the issuing Fund in same day funds an amount of cash sufficient to pay the Cash Component plus any other amounts of cash due to the Fund in connection with the purchase of any Creation Unit. Computation of this amount shall exclude any stamp duty and other similar fees and expenses payable upon the transfer of beneficial ownership of securities, which shall be the sole responsibility of the Participant and not of the Fund. Payment of the Cash Component shall be made to a designated account maintained by the Bank and shall be provided in same day or immediately available funds on or before the “Contractual Settlement Date” (as that term is defined in Annex II to this Agreement). The Participant hereby agrees to ensure that the Cash Component will be received by the issuing Fund on or before the Contractual Settlement Date, and in the event payment of the Cash Component has not been made by the Contractual Settlement Date, the Participant agrees on behalf of itself and any party for which it acts to pay the amount of the Cash Component, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the Bank and/or the Fund for any amounts advanced by the Bank in its sole discretion to the Participant for payment of the amounts due and owing for the Cash Component.

4. Corporate Actions

Note: All references to the Participant in this Section 4 should be read to include any party on whose behalf the Participant may be acting in placing a Purchase or Redemption Order.

     (a) With respect to any Purchase Order, each Fund acknowledges and agrees to return to the Participant any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant.

     (b) With respect to any Redemption Order, the Participant acknowledges and agrees (i) to return to a Fund any dividend, distribution, or other corporate action paid to the Participant in respect of any Redemption Security that is transferred to the Participant that, based on the valuation of such Redemption Security at the time of transfer, should have been paid to the Fund; and (ii) that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant by an amount equal to any dividend, distribution, or other corporate action to be paid to the Participant in respect of any Redemption Security that is transferred to the Participant that, based on the valuation of such Redemption Security at the time of transfer, should be paid to the Fund.

5.	Status of Participant
(a) The Participant hereby represents, covenants, and warrants that it is a participant in
the	DTC and that, with respect to Purchase Orders or Redemption Orders of Creation Units

of ETF Shares of any Fund placed through the NSCC Clearing Process, it is a member of the NSCC and a participant in the CNS System of NSCC. With respect to Vanguard’s stock ETFs, Purchase Orders and Redemption Orders for Creation Units will settle either through the NSCC Clearing Process or outside the NSCC Clearing Process. With respect to Vanguard’s bond ETFs, Purchase Orders and Redemption Orders will settle through the DTC

Authorized Participant Agreement

and the Federal Reserve’s Fedwire System. If a Participant loses its status as a DTC participant or NSCC member, or its eligibility to participate in the CNS System, it shall promptly notify the Distributor in writing of the change in status or eligibility, and the Distributor may terminate this Agreement.

     (b) The Participant hereby represents and warrants that, unless Section 5(c) is applicable, it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and is a member in good standing of the Financial Industry Regulatory Authority (”FINRA”). The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant agrees to comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Rules of FINRA, and that it will not offer or sell ETF Shares of any Fund in any state or jurisdiction where such shares may not lawfully be offered and/or sold.

     (c) If the Participant is offering and selling ETF Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA, the Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933 as amended (the “1933 Act”) and the regulations promulgated thereunder, and to conduct its business in accordance with the spirit of the FINRA Rules.

     (d) The Participant understands and acknowledges that the proposed method by which Creation Units of Vanguard ETF Shares will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of ETF Shares may be issued and sold by the Fund on an ongoing basis, at any point a “distribution,” as such term is used in the 1933 Act, may occur. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in the distribution in a manner that could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. (A fuller discussion of these risks appears in the Prospectus.) Whether a person is an underwriter depends upon all of the facts and circumstances pertaining to that person’s activities, and the Participant should consult legal counsel if the Participant is uncertain of its status. Neither the Distributor nor the Bank will indemnify the Participant for any violations of the federal securities laws committed by the Participant.

6.	Role of Participant
(a) The Participant acknowledges and agrees that for all purposes of this Agreement, the
Participant	will be deemed to be an independent contractor, and will have no authority to act

Authorized Participant Agreement

as agent for the Funds or the Distributor in any matter or in any respect. The Participant agrees to make itself and its employees available upon request during normal business hours to consult with a Fund or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

     (b) The Participant acknowledges and agrees that it remains bound by all of the obligations for which it is responsible under this Agreement, even when the Participant is acting on behalf of a third party rather than for its own account.

     (c) The Participant agrees to maintain records of all sales of Vanguard ETF Shares made by or through it and to furnish copies of such records to the Fund or the Distributor upon request.

7.	Authorized Persons of Participant
(a) Concurrently with the execution of this Agreement, and from time to time thereafter
as	may be requested by the Funds or the Distributor, the Participant shall deliver to the

Distributor a certificate in a form approved by the Distributor (see Annex III or VII hereto), certified by the Participant’s Secretary or other duly authorized official, identifying all persons authorized to give instructions or notices on behalf of the Participant in connection with this Agreement (each an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until updated by the Participant via the ETF Portal.

     (b) The Participant will be assigned or shall assign a unique personal identification number (“PIN”) to each of its Authorized Persons, which should be kept confidential. When placing a Purchase Order or Redemption Order with the Distributor, an Authorized Person will be required to provide his or her PIN.

     (c) Upon the termination or revocation of authority of any Authorized Person by the Participant, the Participant shall immediately update the Authorized Persons list via the ETF Portal.

     (d) The Distributor and the Funds may assume that all instructions issued to it using a valid and effective PIN have been properly placed by an Authorized Person, unless the Distributor and the Funds have actual knowledge to the contrary. For purposes of this paragraph, a valid and effective PIN is a PIN assigned to an individual (i) whose authority to act on behalf of the Participant has not been terminated or revoked, or (ii) whose authority has been terminated or revoked, but such termination or revocation has not been communicated to the Distributor or the Funds in accordance with Section 7(c).

8.	Marketing Materials and Representations
(a) The Participant represents, warrants, and agrees that it will not make any
representations	concerning a Vanguard Fund’s ETF Shares other than those consistent with

Authorized Participant Agreement

the Fund’s then-current Prospectus or in any promotional materials or sales literature furnished by the Distributor (“Distributor Materials”). The Participant agrees not to furnish or cause to be furnished to any person or display or publish any written information or materials relating to Vanguard ETF Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs, or other similar materials), except for information and materials that are (i) consistent with Distributor Materials, and (ii) comply with any applicable laws and rules regarding marketing and advertising; provided however, the Participant may furnish written materials of any kind that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through the Participant or in the context of asset allocation), materials prepared and used for the Participant’s internal use only, and research reports.

     (b) Notwithstanding the foregoing, the Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports that include information, opinions, or recommendations relating to Vanguard ETF Shares for internal use by the Participant, or for public dissemination, provided that such research reports comply with applicable law.

     (c) The Participant understands and acknowledges that Vanguard ETFs may not be advertised or marketed as “mutual funds” and that any advertising materials must disclose that Vanguard ETF Shares are not individually redeemable and can be redeemed only in Creation Unit-size aggregations.

9.	Compliance with Internal Revenue Code Sections 351 and 362

     The Participant represents and warrants to the Distributor and each Fund that either (i) it does not, and will not in the future, hold for itself as beneficial owner or for the account of any single beneficial owner or group of beneficial owners 80% or more of the relevant Fund, or (ii) it is carrying the Deposit Securities as a dealer and as inventory in connection with its market making activities, in either case so as not to cause the relevant Fund to have a basis in the Deposit Securities different from the market value of the Deposit Securities on the date of deposit, pursuant to Sections 351 and 362 of the Internal Revenue Code of 1986, as amended (the “Code”), or (iii) if it does or will in the future hold for the account of itself as beneficial owner, or for the account of any other single beneficial owner or group of beneficial owners, 80% or more of the relevant Fund that such a circumstance would not cause the Fund to have a basis in the Deposit Securities different from the market value of the Deposit Securities on the date of the deposit, pursuant to Sections 351 and 362 of the Code. As a condition to the acceptance of a deposit of Deposit Securities, the Fund and its transfer agent and Distributor shall have the right to require information from the Participant, including, but not limited to, information regarding ownership of Fund shares, and to rely thereon to the extent necessary to confirm that the Participant is in compliance with clause (i) or (ii), or (iii), as applicable, of this Section 9.

10.	Irrevocable proxy

Authorized Participant Agreement

Note: This section is included to address any potential concerns under section 17(e) of the Investment Company Act.

     (a) The Participant represents that from time to time it may be a beneficial owner and/or legal owner of ETF Shares. To the extent that it is a beneficial owner and/or legal owner of ETF Shares, the Participant agrees to irrevocably appoint Distributor as its agent and proxy with full authorization and power to vote (or abstain from voting) its beneficially or legally owned shares of the Trust which the Participant is or may be entitled to vote at any meeting of shareholders of the Trust held after the date this Agreement is executed whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Distributor shall mirror vote (or abstain from voting) the Participant’s beneficially owned shares in the same proportion as the votes (or abstentions) of all other shareholders of the Fund on any matter, question or resolution submitted to the vote of shareholders of the Fund or Trust. The Distributor, as attorney and proxy for the Participant under this Paragraph, (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, facsimile, electronically (including through the Internet) or otherwise. The Distributor may terminate this irrevocable proxy within sixty (60) days written notice to the Participant. The powers of attorney and proxy as set forth in this Section 10(a) shall include (without limiting the general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the undersigned.

     (b) Any irrevocable proxy granted by the Participant pursuant to the preceding paragraphs shall terminate with the termination of this Agreement.

11.	Indemnification
	Note:	This section shall survive the termination of this Agreement.
	(a)	The Participant hereby agrees to indemnify and hold harmless the Distributor, the
	Funds,	the Bank, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “Indemnified Party”), from and against any loss, liability, cost, or expense (including attorneys’ fees) incurred by such Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement; (ii) any failure on the part of the Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; or (iv) actions of such Indemnified Party in reliance upon any instructions issued in accordance with Annexes II, III, V, VI, or VII (as each may be amended from time to time) reasonably believed by the Distributor and/or the Bank to be genuine and to have been given by the Participant. The Participant understands and agrees that the Funds as third party beneficiaries to this Agreement are entitled to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations under this Agreement that benefit the Funds.

Authorized Participant Agreement

     (b) The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”), from and against any loss, liability, cost, or expense (including attorneys’ fees) incurred by such Distributor Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; or (iv) actions of such Distributor Indemnified Party in reliance upon any representations made in accordance with Annexes I, II, IV, VI, or VII (as each may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor.

     (c) The Participant shall not be liable to the Distributor for any damages arising out of mistakes or errors in data provided in connection with purchase or redemption transactions, except for data provided by the Participant, or other Distributor Indemnified Party acting solely on behalf of the Participant.

     (d) The Distributor shall not be liable to the Participant for any damages arising out of (i) mistakes or errors in data provided in connection with purchase or redemption transactions, except for data provided by the Distributor, (ii) interruptions or delays of communication between the Distributor or any Distributor Indemnified Party that is a service provider to the Funds and the Participant, for any reason, or (iii) interruptions or delays of communication between the Distributor and any other Distributor Indemnified Party, if such interruptions or delays are not within the control of the Distributor.

12.	Receipt of Prospectus by Participant

     The Participant acknowledges receipt of the Prospectus for each of the Funds listed in Annex I and represents that it has reviewed those documents (including the SAI incorporated therein) and understands the terms thereof.

13.	Notices
(a) Except as otherwise specifically provided in this Agreement, including Annex VII,
all	notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other overnight delivery service; by registered or certified United States first class mail, return receipt requested; or by facsimile with a confirming copy by mail.

     (b) All notices to the respective parties and the Bank shall be to the person and at the address or facsimile number indicated below, or to such other person and at such other address or facsimile number as the parties and the Bank may from time to time designate in accordance with this Section 13.

Authorized Participant Agreement Page 10 of 12

To the Funds or the Funds' Distributor:

Name: Address:	Vanguard ETF Capital Markets The Vanguard Group, Inc. Investment Management, V30 400 Devon Park Drive Wayne, PA 19087

Telephone: Facsimile: E-mail:	(484) 618-3837 610-669-6495 ETF_Capital_Markets@vanguard.com

To the Authorized Participant:

Name:
Title:
Address:

Telephone:
Facsimile:
E-mail:

To the Bank:

Name:
Title:
Address:

Telephone:
Facsimile:
E-mail:

14.	Effectiveness, Termination and Amendment of Agreement
(a) This Agreement shall become effective upon execution by both parties and
acceptance	by the Bank. This Agreement may be terminated for any reason by either party upon 10 days’ written notice to the other party, and may be terminated immediately by the

Authorized Participant Agreement

Distributor in the event of a breach by the Participant of any provision of this Agreement or the procedures described or incorporated herein. The terms of Section 11 (Indemnification) shall survive the termination of this Agreement.

     (b) This Agreement may not be amended, except with the written consent of all parties; provided however, that (i) the Annexes to this Agreement may be amended as set forth in paragraph (c) and (d) of this Section 14, and (ii) any party may designate a new person with new contact information pursuant to Section 13, and such notice will be effective immediately upon receipt by the other party.

     (c) The Distributor may amend Annexes I, II, IV, VI, and VII to this Agreement from time to time upon notice to the Participant and the Bank in accordance with Section 13. The amendment will become effective immediately upon receipt.

     (d) The Participant may amend the form designating Authorized Persons from time to time by updating the Authorized Person list via the ETF Portal. Annexes III and V may be amended from time to time upon notice to the Distributor and the Bank in accordance with Section 13 above. The amendment will become effective immediately upon receipt.

15.	Governing Law

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or United States federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Agreement.

16. Counterparts

     This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[Signature page follows]

Authorized Participant Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date written below.

DATED: _____________________________

VANGUARD MARKETING CORPORATION

By:________________________________________ Title:_______________________________________ Date:_______________________________________ DTC #:_____________________________________

AUTHORIZED PARTICIPANT

By:_________________________________________ Title:________________________________________ Date:________________________________________ DTC #:______________________________________

ACCEPTED BY:

BANK OF NEW YORK MELLON, as Bank

By:__________________________________________ Title:_________________________________________ Date:_________________________________________ DTC #:_______________________________________